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                                                                   EXHIBIT 10.25


                           AMERICAN VANTAGE COMPANIES
                    7674 WEST LAKE MEAD BOULEVARD, SUITE 108
                             LAS VEGAS, NEVADA 89128


                                             October 25, 2002

Mr. Ronald J. Tassinari
7889 Rancho Mirage Drive
Las Vegas, Nevada  89113

                           Re:      Employment Agreement

Dear Ron:

                  This letter shall serve to confirm and memorialize our agreement that the option (the "April 2002 Option") granted to you pursuant to Paragraph 5(c)(ii) of the Employment Agreement, dated as of April 1, 2002 (the "Employment Agreement"), between American Vantage Companies ("AVC") and you, to purchase 28,470 shares of common stock of AVC at a purchase price of $2.49 per share, exercisable commencing on April 1, 2002 and expiring on March 31, 2012, as evidenced by the Incentive Stock Option Agreement, dated April 1, 2002, between AVC and you, has been cancelled, voided and nullified, effective as of July 31, 2002; and you agree that you shall have no further right to purchase shares of AVC's common stock pursuant to Paragraph 5(c)(ii) of the Employment Agreement.

                  If the foregoing accurately reflects our agreement with respect to the cancellation of the April 2002 Option, please indicate such by signing your name in the space indicated for such below.


                                        Very truly yours,

                                        American Vantage Companies


                                        By: /s/ Jeanne Hood
                                            ------------------------------------
                                            Jeanne Hood, Member and Representing
                                                         Compensation Committee


Acknowledged and accepted
as of the date first set forth above:


/s/ Ronald J. Tassinari
---------------------------
    Ronald J. Tassinari